                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              Amendment No. 1 to

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                March 30, 1999
                         ---------------------------



                            AXENT TECHNOLOGIES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                  0-28100               87-0393420
        ----------                 -------               ----------
     (State of Incorporation) (Commission File Number)  (IRS Employer
                                                         Identification No.)


                            2400 Research Boulevard, Suite 200
                               Rockville, Maryland      20850
                      ----------------------------------------------
             (Address of principal executive offices)   (Zip Code)



                                (301) 258-5403
                        -------------------------------
                        (Registrant's telephone number)



                                Not applicable
                       -------------------------------------
         (Former name or former address, if changed since last report)

On April 13, 1999, AXENT Technologies, Inc. ("AXENT") filed a Form 8-K reporting that on March 30, 1999, AXENT had acquired all of the issued share capital of CKS Limited ("CKS") under a Share Exchange Agreement dated as of March 29, 1999. In that transaction, CKS and its operating subsidiaries, PassGo Technologies Limited, PassGo Group Limited and PassGo Technologies SARL, became subsidiaries of AXENT, and AXENT agreed to issue a total of one million five hundred fifty thousand (1,550,000) shares of AXENT common stock for all of the equity interests in CKS.

In this Amendment No.1 to Form 8-K, AXENT files the consolidated financial statements of CKS and its subsidiaries for its last fiscal year ended December 31, 1998 and the pro forma financial statements required under Regulation S-X to be filed as part of this report.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.                                 Page Number
     -----------------------------------------                                  -----------
CKS Limited
--- -------

Report of Independent Auditors................................................            3

Consolidated Profit and Loss Account for the year ended December 31, 1998.....            4

Consolidated Statement of Total Recognized Gains and Losses for the year
 ended December 31, 1998......................................................            5

Consolidated Balance Sheet as of December 31, 1998............................            6

Consolidated Cash Flow Statement for the year ended December 31, 1998.........            7

Notes to the Consolidated Financial Statements................................            8

(b)  Pro Forma Financial Information.
     -------------------------------

Unaudited Pro Forma Consolidated Financial Information.......................            24

Unaudited Pro Forma Consolidated Statements of Operations
 for the year ended December 31, 1998........................................            25

Notes to the Unaudited Pro Forma Consolidated Statements of Operations.......            27

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998.......            29

Notes to Unaudited Pro Forma Consolidated Balance Sheet......................            31

(c)  Signatures..............................................................            32
     ----------

(d)  Exhibits.
     --------

               Exhibit Number                Exhibit Name
               --------------                ------------

               10.37                         The Share Exchange Agreement.

               10.39                         Consent of Ernst and Young

                                  CKS LIMITED
                             FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of CKS Limited

We have audited the accompanying consolidated balance sheet of CKS Limited at 31 December 1998 and the related consolidated profit and loss account and consolidated statement of total recognized gains and losses and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CKS Limited at 31 December 1998 and the consolidated results of its operations and its consolidated cash flow for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 23 of Notes to Financial Statements).

Ernst & Young

Bristol, England

Date 14 June 1999,

                                  CKS LIMITED
                     CONSOLIDATED PROFIT AND LOSS ACCOUNT
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     (amounts in British Pounds Sterling)

                                                                                      1998
                                                                            --------------------
Turnover (Note 2)                                                           (Pounds)   8,526,056
Administrative expenses                                                              (10,008,767)
                                                                            --------------------
                                                                                      (1,482,711)
Operating loss
Bank interest receivable                                                                  20,800
Interest payable and similar charges (Note 6)                                           (200,623)
Deficit arising on revaluation of freehold land and buildings                           (405,262)
                                                                            --------------------
Loss on ordinary activities before taxation (Note 3)                                  (2,067,796)
Tax on loss on ordinary activities (Note 7)                                               11,262
                                                                            --------------------
Loss for the financial year*                                                          (2,056,534)

Other appropriations
Non-equity shares                                                                         29,474
                                                                            --------------------
Retained loss for the year                                                  (Pounds)  (2,027,060)
                                                                            ====================

__________

* A summary of the significant adjustments to loss for the financial year that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 23 of Notes to Financial Statements.


  The accompanying notes are an integral part of these financial statements.

                                  CKS LIMITED
          CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     (amounts in British Pounds Sterling)

                                                                                     1998
                                                                             --------------------
Loss for the financial year
                                                                             (Pounds) (2,056,534)

Exchange loss on retranslation of net assets of
 subsidiary undertaking and foreign branches                                             (91,168)
                                                                             --------------------

Total recognized gains and losses relating to the year                       (Pounds) (2,147,702)
                                                                             ====================

______________

The statement of comprehensive income required under U.S. generally accepted accounting principles is set forth in Note 23 of Notes to Financial Statements.



  The accompanying notes are an integral part of these financial statements.

                                  CKS LIMITED
                          CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                     (amounts in British Pounds Sterling)

                                                                                      1998
                                                                               ------------------
Fixed Assets
Intangible fixed assets (Note 8)                                               (Pounds)   792,512
Tangible fixed assets (Note 9)                                                          1,328,971
                                                                               ------------------
                                                                                        2,121,483
                                                                               ------------------

Current Assets
Debtors (Note 10)                                                                       3,741,497
Cash at bank and in hand (Note 11)                                                        298,578
                                                                               ------------------
                                                                                        4,040,075
                                                                               ------------------

Creditors: amounts falling due within one year (Note 12)                                4,846,409
                                                                               ------------------
 Net Current Liabilities                                                                 (806,334)
                                                                               ------------------

 Total Assets Less Current Liabilities                                                  1,315,149

Creditors: amounts falling due after more than one year (Note 13)                         574,062
                                                                               ------------------

                                                                               (Pounds)   741,087
                                                                               ==================

Capital and Reserves*
Called up share capital (Note 17)                                              (Pounds) 6,703,552
Share premium account (Note 18)                                                           382,879
Capital redemption reserve (Note 18)                                                      278,200
Profit and loss account (Note 18)                                                      (6,623,544)
                                                                               ------------------

                                                                               (Pounds)   741,087
                                                                               ==================

Shareholders' Funds
Equity                                                                         (Pounds)(4,121,144)
Non equity (Note 19)                                                                    4,862,951
                                                                               ------------------
                                                                               (Pounds)   741,087
                                                                             ====================

____________________
* A summary of the significant adjustments to capital and reserves that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 23 of Notes to Financial Statements.

  The accompanying notes are an integral part of these financial statements.

                                  CKS LIMITED
                       CONSOLIDATED CASH FLOW STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     (amounts in British Pounds Sterling)

                                                                                                1998
                                                                                       ----------------------
Net Cash Outflow From Operating Activities (Note 3b)                                    (Pounds) (1,868,323)
                                                                                       ----------------------
Returns On Investments And Servicing Of Finance
Interest received                                                                                    20,800
Interest paid                                                                                      (187,372)
Interest element of hire purchase repayments                                                        (13,251)
Finance costs on issue of non equity shares                                                         (60,606)
                                                                                       ----------------------
                                                                                                   (240,429)
                                                                                       ----------------------

Taxation
U.K. corporation tax paid                                                                          (158,669)
                                                                                       ----------------------
Capital Expenditure And Financial Investment
Purchase of tangible fixed assets                                                                  (176,899)
                                                                                       ----------------------
Net Cash Outflow Before Financing                                                                (2,444,320)
                                                                                       ----------------------

Financing
Issue of preference shares                                                                        1,090,909
Issue of ordinary shares                                                                            131,513
Finance costs on issue of equity shares                                                             (10,339)
Repayment of capital element of hire purchase contracts                                             (26,885)
Net movement on bank borrowings                                                                    (946,303)
                                                                                       ----------------------
Net Inflow From Financing                                                                           238,895
                                                                                       ----------------------

Decrease In Cash (Note 11)                                                              (Pounds) (2,205,425)
                                                                                       ======================

Reconciliation Of Net Cash Flow To Movement In Net Debt
Decrease in cash                                                                        (Pounds) (2,205,425)
Repayments of capital element of hire purchase contracts                                             26,885
Net movement in bank borrowings                                                                     946,303
                                                                                       ----------------------
Change in net debt resulting from cash flows                                                     (1,232,237)
New hire purchase contracts                                                                         (51,337)
                                                                                       ----------------------
Movement In Net Debt                                                                             (1,283,574)
Net Funds At January 1, 1998 (Note 11)                                                              145,548
                                                                                       ----------------------
Net Debt At December 31, 1998 (Note 11)                                                 (Pounds) (1,138,026)
                                                                                       ======================

__________________
The significant differences between the cash flow statement presented above and that required under U.S. generally accepted accounting principles is set forth in Note 23 of Notes to Financial Statements.

  The accompanying notes are an integral part of these financial statements.

                                  CKS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   ACCOUNTING POLICIES

     Accounting convention-The financial statements are prepared under the historical cost convention and applicable U.K. accounting standards.

     Basis of consolidation-The consolidated profit and loss account and balance sheet include the financial statements of the company and its subsidiary undertaking made up to 31 December 1998. Intra-group sales and profits are eliminated fully on consolidation.

     Goodwill-Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable net assets acquired.

     Goodwill, which had previously been eliminated against reserves, has not been reinstated on 1 January 1998 as permitted by FRS 10.

     Tangible assets-The cost of tangible assets is their purchase cost, together with any incidental expenses of acquisition.

     Depreciation-Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight-line basis over the expected useful economic lives of the assets concerned. The annual rates used for this purpose are:

     Plant and equipment      25%
     Motor vehicles           25%
     Fixtures and fittings    25%
     Property improvements    20%
     Freehold property         2%

     Freehold property-Freehold property is made up of a listed building, an unlisted building and improvements to property.

     These are carried at open market value.

     Freehold property has previously not been depreciated as it is maintained to a sufficient condition so that the difference between the carrying value and realizable value and the amount of depreciation would not be material.

     The freehold property has been revalued in the year as detailed in Note 9.

     Intangible assets-Development expenditure relating to the specific internal and external costs of creating software products for commercial exploitation is capitalised as intangible fixed assets once commercial feasibility has been achieved. Costs incurred prior to this are written off as incurred. Capitalised development costs are amortised over the period of benefit to the group from distribution and maintenance revenues from the commencement of sales. In respect of the MyNet product, this period of benefit is expected to be five years, which commenced in 1997.

     Leasing and hire purchase commitments-Where fixed assets are acquired under hire purchase agreements, the assets are treated as if they had been purchased outright and are included in tangible fixed assets. The capital element of the hire purchase commitments are shown as obligations under hire purchase. The repayments are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under hire purchase agreements are depreciated over the shorter of the hire term and the useful lives of equivalent owned assets.

     Rentals payable under operating leases are charged in the profit and loss account on a straight-line basis over the lease term.

     Foreign currencies-Assets and liabilities of branches denominated in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year. Differences on exchange arising from the translation of the opening net assets of the branches are taken to reserves and reported in the statement of total recognized gains and losses.

     All other foreign exchange differences are taken to the profit and loss account as incurred.

     Deferred taxation-Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable a liability will crystallise.

     Pensions-A subsidiary undertaking operates a defined contribution pension scheme, which is independent of that company's finances. Contributions are fixed by the fund managers and are charged against profits in the period they are made.

2.   TURNOVER

     Turnover, which is stated net of value-added tax and trade discounts, represents the invoiced value of goods and services supplied. Income from maintenance contracts is recognized pro-rata over the life of the contract corresponding to delivery of the service.

     Turnover is attributable to one continuing activity, the development, sale, distribution and maintenance of technical software.

     An analysis of turnover by geographical market is as follows:

                                                                                     1998
                                                                          ------------------------
     United Kingdom                                                            (Pounds)  2,204,313
     Rest of Europe                                                                      3,145,196
     United States                                                                       3,176,547
                                                                          ------------------------
                                                                               (Pounds)  8,526,056
                                                                          ========================

3.   LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

     (a) Loss on ordinary activities before taxation is stated after charging/(crediting):

                                                                                         1998
                                                                                 ------------------
     Depreciation of owned fixed assets                                          (Pounds)   172,977
     Depreciation of fixed assets held under hire purchase contracts                         28,001
     Amortization of deferred development expenditure                                       264,171
     Auditors' remuneration                                                                  17,000
     Loss on disposal of fixed assets                                                         1,215
     Operating lease rentals - plant, machinery and vehicles                                506,355
     Operating lease rentals - land and buildings                                           273,768
     Profit on foreign exchange                                                             (33,291)
                                                                                 ==================

     (b) Reconciliation of operating loss to net cash outflow from operating activities:

                                                                                       1998
                                                                             --------------------
     Operating loss                                                          (Pounds) (1,482,711)
     Depreciation of tangible fixed assets                                               200,978
     Amortization of development costs                                                   264,171
     Loss on sale of tangible fixed assets                                                 1,215
     Increase in debtors                                                              (1,429,958)
     Increase in creditors                                                               669,150
     Exchange loss arising on retranslation of net assets of subsidiary
       undertaking and foreign branches                                                  (91,168)
                                                                             --------------------
     Net cash outflow from operating activities                              (Pounds) (1,868,323)
                                                                             ====================

4.   DIRECTORS' EMOLUMENTS

                                                                                       1998
                                                                             ----------------------
     Emoluments                                                                (Pounds)     139,484
                                                                             ======================

     Company contributions paid to money purchase pension scheme               (Pounds)      10,175
                                                                             ======================

                                                                                                 No
     Member of money purchase pension scheme                                                      1
                                                                             ======================

5.    STAFF COSTS

                                                                                      1998
                                                                               -------------------
     Wages and salaries                                                         (Pounds) 3,852,100
     Social security costs                                                                 417,233
     Other pension costs                                                                   155,849
                                                                               -------------------
                                                                                (Pounds) 4,425,182
                                                                               ===================

     The average monthly number of persons employed by the group during the year was as follows:

                                                                                       1998
                                                                               ---------------------
                                                                                                 No
     Production and distribution                                                                 94
     Administration                                                                              15
                                                                               ---------------------
                                                                                                109
                                                                               =====================

6.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                         1998
                                                                                -------------------
     Bank loans and overdraft                                                   (Pounds)    187,372
     Finance charges payable under hire purchase contracts                                   13,251
                                                                                -------------------
                                                                                (Pounds)    200,623
                                                                                ===================

7.   TAX ON LOSS ON ORDINARY ACTIVITIES

                                                                                        1998
                                                                                -------------------
     U.K. corporation tax                                                       (Pounds)      ---
     Over provision in respect of prior years                                             (44,000)
     Irrecoverable withholding tax written off                                             32,738
                                                                                -----------------
                                                                                (Pounds)  (11,262)
                                                                                =================

     As a result of available losses there is no current year U.K. corporation tax charge. Losses available to carry forward at 31 December 1998 are estimated at (Pounds)1.7 million.

8.   INTANGIBLE FIXED ASSETS

                                                                                 Development Costs
                                                                               ---------------------
     Cost:
     At January 1, 1998 and December 31, 1998                                  (Pounds)   1,320,854
                                                                               =====================
     Amortization:
     At January 1, 1998                                                                     264,171
     Provided during the year                                                               264,171
                                                                               =====================
     At December 31, 1998                                                                   528,342
                                                                               =====================
     Net book value at December 31, 1998                                       (Pounds)     792,512
                                                                               =====================
     Net book value at January 1, 1998                                         (Pounds)   1,056,683
                                                                               =====================

     Development costs relate to specific projects undertaken by the group's development department based at Horton Cross. The major project to date is the creation of a single sign on product, which has been styled "MyNet". Intensive work began on this project in October 1995. The product became commercially available in 1997 and is being amortized over a five-year period from that time.

9.   TANGIBLE FIXED ASSETS

                                                                               Vehicles,
                                                      Freehold               fixtures and
                                                      property                 equipment                  Total
                                                 -------------------     ---------------------     --------------------
     Cost:
     At January 1, 1998                           (Pounds) 1,190,507       (Pounds) 1,468,365        (Pounds) 2,658,872
     Exchange adjustment                                         ---                    4,815                     4,815
     Additions                                                   ---                  228,236                   228,236
     Transfer                                                 61,598                  (61,598)                      ---
     Disposals                                                   ---                   (9,724)                   (9,724)
     Deficit arising on revaluation                         (452,105)                     ---                  (452,105)
                                                 -------------------     ---------------------     --------------------
     At December 31, 1998                                    800,000                1,630,094                 2,430,094
                                                 -------------------     ---------------------     --------------------
     Depreciation:
     At January 1, 1998                                       22,203                  930,451                   952,654
     Exchange adjustment                                         ---                    2,843                     2,843
     Transfer                                                 12,320                  (12,320)                      ---
     Provided during the year                                 12,320                  188,658                   200,978
     Disposals                                                   ---                   (8,509)                   (8,509)
     Elimination on revaluation                              (46,843)                     ---                   (46,843)
                                                 -------------------     ---------------------     --------------------
     At December 31, 1998                                        ---                1,101,123                 1,101,123
                                                 -------------------     ---------------------     --------------------
     Net book value at December 31, 1998          (Pounds)   800,000       (Pounds)   528,971        (Pounds) 1,328,971
                                                 ===================     =====================     ====================
     Net book value at January 1, 1998            (Pounds) 1,168,304       (Pounds)   537,914        (Pounds) 1,706,218
                                                 ===================     =====================     ====================

     The net book value of vehicles, fixtures and equipment includes an amount of (Pounds)179,626 in respect of assets held under hire purchase contracts.

     Freehold land and buildings were valued at their open market valuation, in accordance with the Appraisal and Valuation Manual of the Royal Institution of Chartered Surveyors, on 14 September 1998 by Alder King, Property Consultants.

     On the historical cost basis, these freehold land and buildings would have been included as follows:

     Cost:
     At January 1, 1998                                                        (Pounds)   1,084,621
                                                                             ======================

     At December 31, 1998                                                      (Pounds)   1,146,219
                                                                             ======================
     Cumulative depreciation based on cost:
     At January 1, 1998                                                        (Pounds)      22,203
                                                                             ======================
     At December 31, 1998
                                                                               (Pounds)      46,843
                                                                             ======================

10.  DEBTORS

                                                                                      1998
                                                                             ----------------------
Trade debtors                                                                 (Pounds)  3,296,266
Corporation tax                                                                           214,972
Other debtors                                                                             105,907
Prepayments and accrued income                                                            124,352
                                                                             ----------------------
                                                                              (Pounds)  3,741,497
                                                                             ======================

     Included within trade debtors is (Pounds)14,412, which falls due after more than one year. Included within other debtors is (Pounds)27,000 relating to an amount owed by an officer of the company.

11.  ANALYSIS OF CHANGES IN NET FUNDS/(DEBT)

                                                                                                                At
                                 At January 1, 1998           Cash Flow           Other Changes          December 31, 1998
                                 ------------------      -------------------     ----------------        ------------------
Cash at bank and in hand         (Pounds)1,832,393       (Pounds)(1,533,815)     (Pounds)     ___        (Pounds)  298,578
Bank overdraft                             (29,984)                (671,610)                  ___                 (701,504)
                                 ------------------      -------------------     ----------------        ------------------
                                         1,802,499               (2,205,425)                  ___                 (402,926)
Loans due within one year                 (128,000)                     ---                   ___                 (128,000)
Loans due after one year                (1,458,303)                 946,303                   ---                 (512,000)
Hire purchase contracts                    (70,648)                  26,885               (51,337)                 (95,100)
                                 ------------------      -------------------     ----------------        ------------------
                                 (Pounds)  145,548       (Pounds)(1,232,237)      (Pounds)(51,337)      (Pounds)(1,138,026)
                                 ==================      ===================     ================        ==================

12.  CREDITORS: amounts falling due within one year

                                                                                       1998
                                                                               ---------------------
     Current installment due on bank loan (see Note 14)                        (Pounds)   128,000
     Overdraft                                                                            701,504
     Obligations under hire purchase contracts (see Note 15)                               33,038
     Trade creditors                                                                      348,850
     Taxation and social security costs                                                   244,097
     Other creditors                                                                      187,308
     Accruals and deferred income                                                       3,203,612
                                                                               ---------------------
                                                                               (Pounds) 4,846,409
                                                                               =====================


     Accruals and deferred income include (Pounds)2,585,837 in respect of deferred maintenance revenue.

     Bank overdrafts include a Revolving Credit Facility with Greyrock Business Credit of (Pounds)3 million made available up to 31 October 1999 at an aggregate interest rate of 4.5% per annum over LIBOR.

     This facility is secured by a debenture containing fixed and floating charges in favor of Greyrock Business Credit over the subsidiary undertaking's obligations under the facility.

     The fixed charge is over all present and future equipment of the subsidiary undertaking together with any investments held (whether marketable or not) in whatever form. All book and other debtors (excluding any bank deposits and credit balances with Lloyds Bank Plc) and revenues both present and future are also covered, together with any interests in patents, trade marks and/or goodwill held or acquired by the subsidiary undertaking.

     The floating charge is over all other property assets of the subsidiary undertaking not subject to the fixed charge under the debenture.

13.  CREDITORS: amounts falling due after more than one year

                                                                                       1998
                                                                                -------------------
     Loan (see Note 14)                                                         (Pounds)    512,000
     Obligations under hire purchase contracts (see Note 15)                                 62,062
                                                                                -------------------
                                                                                (Pounds)    574,062
                                                                                ===================

14. LOAN

                                                                                1998
                                                                      ------------------------
    The bank loan is repayable as follows:
    In one year or less                                                     (Pounds)    128,000
    Between one and two years                                                           128,000
    Between two and five years                                                          384,000
                                                                      -------------------------
                                                                            (Pounds)    640,000
                                                                      =========================

    During the year the group rearranged its debt financing through the repayment of the existing facility with Lloyds Bank Plc. This facility was replaced by the Revolving Credit Facility with Greyrock Business Credit (see note 12) and a Treasury Loan Facility with Barclays Bank PLC of (Pounds)640,000 repayable over 5 years in equal quarterly installments of (Pounds)32,000. Interest is payable under this facility at an aggregate interest rate of 3.5% per annum above LIBOR plus the associated cost rate to reflect the cost of the lender's dealings with the Bank of England. This facility is secured under a floating charge over all of the undertaking, property and assets of the subsidiary undertaking and a first legal charge over Horton Manor and the land at Horton Cross.

    The parties to these arrangements and the subsidiary undertaking are subject to an inter lender deed which regulates the respective rights of recourse to the assets of the subsidiary undertaking.

15. OBLIGATIONS UNDER HIRE PURCHASE CONTRACTS

    Amounts due under hire purchase contracts:

                                                                                   1998
                                                                   ----------------------------
    Amounts payable:
    In one year or less                                                      (Pounds)    41,367
    Between one and two years                                                            37,128
    Between two and five years                                                           31,273
                                                                   ----------------------------
                                                                                        109,768
    Less:  finance charges allocated to future periods                                  (14,668)
                                                                   ----------------------------
                                                                             (Pounds)    95,100
                                                                   ============================

    Hire purchase contracts are analyzed as follows:
    Current obligations                                                      (Pounds)    33,038
    Non-current obligations                                                              62,062
                                                                   ----------------------------
                                                                             (Pounds)    95,100
                                                                   ============================

16.  PROVISIONS FOR LIABILITIES AND CHARGES

     Deferred taxation which has been fully provided in the accounts is as follows:

                                                                                   1998
                                                                    ----------------------------

     Accelerated capital allowances                                          (Pounds)    147,000
     Losses available for offset                                                        (147,000)
                                                                    ----------------------------
                                                                             (Pounds)          -
                                                                    ============================

17.  CALLED UP SHARE CAPITAL

                                                                 1998                     1998
                                                             No. of Shares               Amount
                                                          -------------------      ------------------
     Authorized
     Preference shares of U.S. $1 each                              6,272,500      (Pounds) 3,772,042
     'A' preference shares of U.S. $1 each                          1,800,000               1,090,909
     Ordinary shares of 20p each                                    8,968,595               1,793,719
     'A' ordinary shares of 20p each                                4,381,405                 876,281
                                                          -------------------      ------------------
                                                                   21,422,500      (Pounds) 7,532,951
                                                          ===================      ==================

     Allotted, called up and fully paid
     Preference shares of U.S. $1 each                              6,272,500      (Pounds) 3,772,042
     'A' preference shares of U.S. $1 each                          1,800,000               1,090,909
     Ordinary shares of 20p each                                    6,076,665               1,215,333
     'A' ordinary shares of 20p each                                3,126,338                 625,268
                                                          -------------------      ------------------
                                                                   17,275,503      (Pounds) 6,703,552
                                                          ===================      ==================

     On 12 January 1998 1,954 ordinary shares of (Pounds)1 each were issued at par for cash of (Pounds)1,954 following the exercise of a number of share options.

     The company undertook a significant share capital restructuring exercise on 20 January 1998. A 100: 1 bonus issue occurred for the holders of the ordinary shares and 'A' ordinary shares and, subsequent to this, the existing (Pounds)1 share options held over the ordinary and 'A' ordinary share capital have been adjusted accordingly. At the same time, the (Pounds)1 ordinary shares and (Pounds)1 'A' ordinary shares were divided into 20p ordinary shares and 20p 'A' ordinary shares.

     On 31 May 1998 Mr. R Davis exercised the options held over 39,895 ordinary shares of 20p each at their par value for a consideration of (Pounds)7,979.

     A further U.S.$2m was raised through a number of share issues on 25 August 1998.

     1,800,000 'A' preference shares of U.S.$1 each were issued at their par value for cash of (Pounds)1,090,909. These 'A' preference shares rank equally in all respects with the existing U.S.$1 preference shares, except for the entitlement of U.S.$1.1109 per share in the event of a winding up or redemption. 45,000 of these shares were issued to Mr. G Reyes, a director of the company.

     In addition, 607,903 'A' ordinary shares of 20p each were issued at their par value for cash of (Pounds)121,580 together with a matching number of equity warrants to subscribe for further 'A' ordinary shares of 20p each. At 31 December 1998 these warrants were exercisable at any time in the five-year period ending 25 August 2003 at an exercise price of U.S.$3.29 per share. 15,198 of these shares and 15,198 equity warrants were issued to Mr. G Reyes.

     Finally, equity warrants to subscribe for 30,395 ordinary shares of 20p each at an exercise price of U.S.$3.29 per share were also issued. At 31 December 1998 these warrants were also exercisable at any time between the date of issue and 25 August 2003.

     The 'A' ordinary shares rank pari passu for capital and dividends and in all other respects with the existing ordinary shares in issue.

     The U.S.$1 preference shares carry a fixed cumulative preferential dividend of 6% per share per annum. However, no accrual has been made as ultimate payment is considered to be remote. These preference shares are redeemable at the earlier of:

     a)   the company becoming listed on a recognized stock exchange;
     b)   July 2001.

     At 31 December 1998 one organization was entitled within five years from 9 July 1997 to exercise a warrant to subscribe for 91,405 ordinary shares of 20p each in the capital of the company at a price of U.S.$3.285 per share. The same organization was entitled within five years from 18 December 1997 to exercise a warrant to subscribe for 30,300 ordinary shares of 20p each in the capital of the company at a price of U.S.$3.285 per share.

     At 31 December 1998 this same organization was also entitled to subscribe for 30,395 ordinary shares of 20p each within five years from 25 August 1998 at a price of U.S.$ 3.29 per share.

     At 31 December 1998 one shareholder was entitled within five years from 18 December 1997 to exercise a warrant to subscribe for 592,986 'A' ordinary shares of 20p each in the capital of the company at a price of U.S.$3.285 per share.

     The same shareholder was also entitled within 5 years from 25 August 1998 to subscribe for 592,705 'A' ordinary shares of 20p each of the company at a price of U.S.$ 3.29 per share.

     At 31 December 1998 Mr. Reyes was entitled within five years from 18 December 1997 to exercise a warrant to subscribe for 15,127 'A' ordinary shares in the capital of the company and for 15,198 'A' ordinary shares within five years from 25 August 1998, both at a price of U.S.$3.29 per share.

 18. RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENT ON RESERVES

                                                                        Capital                Profit
                                Share              Share               redemption             and loss
                               Capital            premium               reserve                account               Total
                         ----------------    ------------------     ----------------     -------------------     -----------------
At January 1, 1998       (Pounds)3,816,503   (Pounds)2,147,924      (Pounds) 278,200     (Pounds)(4,505,316)     (Pounds)1,737,311
Retained loss for the
  financial year                        --                  --                    --             (2,027,060)            (2,027,060)
New shares issued                1,222,423                  --                    --                     --              1,222,423
Utilized on bonus issue          1,694,100          (1,694,100)                   --                     --                     --
Share issue costs                       --             (70,945)                   --                     --                (70,945)
Loss on retranslation of
 net assets of
 subsidiary undertaking
 and foreign branches                   --                  --                    --                (91,168)               (91,168)
Retranslation of U.S.$
 preference shares                 (29,474)                 --                    --                     --                (29,474)
                         -----------------   -----------------       ---------------     ------------------        ---------------
At December 31, 1998     (Pounds)6,703,552     (Pounds)382,879       (Pounds)278,200     (Pounds)(6,623,544)       (Pounds)741,087
                         =================   =================       ===============     ==================        ===============


19.  NON-EQUITY SHAREHOLDERS' FUNDS

     Non-equity shareholders' funds are attributable as follows:

                                                                                     1998
                                                                            ------------------------
     U.S.$1 preference shares                                                    (Pounds)  3,772,042
     U.S.$1 'A' preference shares                                                          1,090,909
                                                                             -----------------------
                                                                                 (Pounds)  4,862,951
                                                                             =======================

20.  FINANCIAL COMMITMENTS

     At 31 December 1998 the group had annual commitments under non-cancelable operating leases as set out below:

                                                              Land and
                                                              Buildings                      Other
                                                                1998                         1998
                                                        ---------------------         -------------------
     Operating leases which expire:
     Within one year                                     (Pounds)      23,913        (Pounds)    444,617
     Between two and five years inclusive                              88,327                     98,737
     After more than five years                                       145,169                         --
                                                      -----------------------    -----------------------
                                                          (Pounds)    257,409        (Pounds)    543,354
                                                      =======================    =======================

21.  PENSION COMMITMENT

     A subsidiary undertaking operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the group in an independently administered fund.

22.  COMPANIES ACT 1985

     These consolidated financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 31 December 1998 will be delivered to the Registrar of Companies for England and Wales. The auditor's report on these statutory accounts was unqualified and did not contain statements under Section 237(2) and (3) of the Companies Act 1985.

23. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AFFECTING THE FINANCIAL STATEMENTS

     The financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (U.K. GAAP), which differ in certain significant respects from those applicable in the U.S., (U.S. GAAP). The differences applicable to the group are described below:

     Goodwill and other intangible assets-Under U.K. GAAP in force at the time of the acquisition, goodwill arising has been charged to reserves. Under U.S. GAAP, goodwill is capitalised and amortised by charges against income over its estimated useful life, not to exceed 40 years. For U.S. GAAP, goodwill has been amortised over a period of seven years.

     Deferred taxation -Under U.K. GAAP, provision is made for deferred taxation only to the extent that it is probable that an actual liability or asset will crystallise in the foreseeable future. U.S. GAAP require full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred taxation assets to the amount which is more likely than not to be realised.

     Revaluation of fixed assets-Under U.K. GAAP, the group has revalued certain fixed assets. Upward revaluations are not permitted under U.S. GAAP. However, impairments have to be recognised by writing down long-lived assets to their fair value. The write down under U.K. GAAP establishes a new basis under U.S. GAAP, and no reconciling adjustment is required.

     Current assets and liabilities-Under U.K. GAAP, current assets include amounts, which fall due after more than one year. Under U.S. GAAP, such assets would be classified as non-current assets.

     Foreign exchange-Under U.K. GAAP, the results of foreign branches and the subsidiary undertaking for the year are translated into sterling at the closing rate of exchange. U.S. GAAP require translation of the results at the average rate of exchange ruling for the year.

     Revenue recognition-The group includes a warranty period with the majority of its sales contracts under which they agree to offer technical support and any relevant product upgrades during the term of this warranty. The revenue relating to the warranty element of new sales contracts is recognised in full at the time of invoicing in the U.K. Under U.S. GAAP the revenue relating to this element of the sale is required to be deferred and recognised pro-rata over the period covered by the warranty.

     Effect on loss for the financial year of differences between U.K. and U.S.
     GAAP:

                                                                                             1998
                                                                                     ---------------------
     Loss for the financial year as reported under U.K. GAAP                            (Pounds)(2,056,534)

     U.S. GAAP adjustments:
     Amortization of goodwill                                                                     (506,283)
     Foreign exchange                                                                              (74,840)
     Deferred taxation                                                                             343,011
     Revenue recognition                                                                           (89,715)
                                                                                     ---------------------
     Net loss under U.S. GAAP                                                          (Pounds) (2,384,361)
                                                                                     =====================


     Comprehensive income:
                                                                                             1998
                                                                                     ---------------------
     Net loss under U.S. GAAP                                                           (Pounds)(2,384,361)
     Other comprehensive income:
     Foreign exchange translation                                                                  (91,168)
                                                                                     ---------------------
     Comprehensive income under U.S. GAAP                                               (Pounds)(2,475,529)
                                                                                     =====================

Effect on shareholders' funds of differences between U.K. and U.S. GAAP:

                                                                                   1998
                                                                          ----------------------
Shareholders' funds as reported under U.K. GAAP                           (Pounds)      741,087

U.S. GAAP adjustments:
Goodwill at cost                                                                      3,543,984
Accumulated amortization                                                             (2,025,133)
                                                                          ----------------------
                                                                                      1,518,851

Deferred taxation                                                                       450,579
Revenue recognition                                                                    (309,516)
                                                                          ----------------------
                                                                           (Pounds)   2,401,001
                                                                          ======================

Cash flow-The principal difference between U.K. GAAP and U.S. GAAP is in respect of classification. Under U.K. GAAP the group presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. U.S. GAAP requires only three categories of cash flow activities which are operating, investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under U.K. GAAP would, with the exception of dividends paid, be included as operating activities under U.S. GAAP; dividend payments would be included as a financing activity under U.S. GAAP. In addition, capital expenditure and financial investment, acquisition and disposals and management of liquid resources under U.K. GAAP would be presented as investing activities under U.S. GAAP.

U.K. GAAP defines cash as cash in hand and deposits repayable on demand less overdrafts held with any qualifying financial institution. U.S. GAAP defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities exceeding three months or less. Cash flows in respect of short-term deposits with original maturities exceeding three months are included in investing activities under U.S. GAAP and are included in capital expenditure and financial investment under U.K. GAAP.

Under U.S. GAAP the following amounts would be reported:

                                                                                   1998
                                                                          ---------------------
Net cash used in operating activities                                     (Pounds)   (2,176,253)
Net cash used in investing activities                                                  (176,899)
Net cash provided by financing activities                                               910,505
Effect of changes in exchange rate                                                      (91,168)
                                                                          ---------------------
Net decrease in cash and cash equivalents                                            (1,533,815)
Cash and cash equivalents at beginning of year                                        1,832,393
Cash and cash equivalents at end of year                                  ---------------------
                                                                          (Pounds)      298,578
                                                                          =====================

                           AXENT TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet at December 31, 1998 presents, on a pro forma basis, AXENT Technologies, Inc.'s (the "Company") consolidated financial position assuming the acquisition of CKS Limited ("CKS") had been consummated on December 31, 1998. The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 (collectively with the Unaudited Pro Forma Consolidated Balance Sheet, the "Pro Forma Financial Information") present, on a pro forma basis, the Company's consolidated results of operations assuming (i) the acquisition of CKS and (ii) the issuance by the Company of 1,486,146 shares of common stock to stockholders of CKS had each occurred on January 1, 1998.

The acquisition has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition. The Company received an independent third party valuation to establish the allocation of the total purchase price of this acquisition to the various assets acquired, including in-process research and development and the liabilities assumed. The portion of the purchase price allocated to in-process research and development will be recognized in the historical financial statements in the period in which the acquisition occurred. The consolidated accumulated deficit reflected in the Unaudited Pro Forma Consolidated Balance Sheet reflects the write-off of intangible assets attributable to the value of purchased in-process research and development associated with the acquisition of CKS. The expense related to in-process research and development is not reflected in the Unaudited Pro Forma Consolidated Statements of Operations because such expense will not have a continuing impact.

The Pro Forma Financial Information is not intended to be indicative of the results which would actually have been obtained had the transactions described above occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable in the circumstance. The Pro Forma Financial Information should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission (the "Commission") and the financial statements of CKS included elsewhere in this Form 8-K.

                           AXENT TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
       (amounts in thousands of U.S. dollars, except per share amounts)

                                                                         CKS                 Pro Forma                Pro Forma
                                                  AXENT                Limited              Adjustments             Consolidated
                                                   (a)                   (b)                    (c)                      (d)
                                             ---------------       ---------------       ----------------       ------------------
Net revenues:
  Product licenses                                  $ 80,912               $ 8,265                $     -                 $ 89,177
  Services                                            20,118                 5,695                      -                   25,813
                                             ---------------       ---------------       ----------------       ------------------
    Total net revenues                               101,030                13,960                      -                  114,990

Cost of net revenues                                   9,804                 1,158                      -                   10,962
                                             ---------------       ---------------       ----------------       ------------------
Gross profit                                          91,226                12,802                      -                  104,028

Operating expenses:
  Sales and marketing                                 41,209                 8,776                      -                   49,985
  Research and development                            18,956                 2,816                      -                   21,772
  General and administrative                           5,995                 5,006                      -                   11,001
  Amortization of acquired intangible                    450                   437                  4,043    2a              4,930
   assets
  Acquisition-related charges                         17,422                     -                      -                   17,422
                                             ---------------       ---------------       ----------------       ------------------
    Total operating expenses                          84,032                17,035                  4,043                  105,110
                                             ---------------       ---------------       ----------------       ------------------
Profit (loss) before royalties, interest
and taxes                                              7,194                (4,233)                (4,043)                  (1,082)

  Interest income and other                            4,895                  (298)                     -                    4,597
  Royalty income                                       1,862                     -                      -                    1,862
  Income tax benefit (provision)                      (7,507)                  586                      -                   (6,921)
                                             ---------------       ---------------       ----------------       ------------------
Net income (loss)                                   $  6,444               $(3,945)               $(4,043)                $ (1,544)
                                           =================     =================     ==================       ==================

Net income (loss) per common share (basic):            $0.26                                                                $(0.06)
                                           =================                                                    ==================
Number of shares used in computing net
income (loss) per common share
outstanding (basic)                                   25,205                                        1,486   2b              26,691
                                           =================                           ==================       ==================

Net income (loss) per common share
(diluted):                                             $0.24                                                                $(0.06)
                                           =================                                                    ==================
Number of shares used in computing net
income (loss) per common share
outstanding (diluted)                                 26,740                                          (49)   3              26,691
                                           =================                           ==================       ==================


  The accompanying notes are an integral part of these financial statements.

(a) Reflects the unaudited consolidated results of operations of the Company restated for the acquisition of Internet Tools, Inc. ("ITI") for the year ended December 31, 1998. On January 12, 1999 the Company consummated its merger with ITI in which it acquired 100% of the outstanding stock of ITI. The ITI business combination has been accounted for by the pooling-of-interests method of accounting and, accordingly, the assets, liabilities and stockholders' equity of ITI were combined with the Company's historical accounts at recorded values. This acquisition did not meet the criteria for a significant business combination and as such pro forma disclosures were not included in the audited results of operations for the year ended December 31, 1998 as presented in the Company's annual report for 1998 on Form 10-K.
(b) Amounts have been derived from the translated historical British pound sterling denominated results of operations of CKS for the twelve month period ended December 31, 1998 prepared in accordance with accounting principles generally accepted in the United States. The historical statement of operations of CKS has been converted to U.S. dollars at the weighted average exchange rate for the period presented. Certain amounts have been reclassified to conform with the Company's presentation.
(c) See Note 2 to Unaudited Pro Forma Consolidated Statements of Operations.
(d) Reflects the results of operations of the Company, on a pro forma basis, assuming (i) the acquisition of CKS and (ii) the issuance by the Company of 1,486,146 shares of common stock to stockholders of CKS, had each been consummated on January 1, 1998.

                 See notes to Pro Forma Financial Information

                           AXENT TECHNOLOGIES, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


Note 1 - Basis of Presentation

The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to potential cost savings and synergies that could result from the acquisition included therein. Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Statements of Operations provide a reasonable basis for presenting the significant effects for the acquisition included therein, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Statements of Operations.

Note 2 - Pro Forma Adjustments

The pro forma adjustments outlined below relate to the acquisition of CKS Limited. The purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the date of acquisition.

The Company received an independent third party valuation to determine the allocation of the total purchase price of CKS. For purposes of this Pro Forma Financial Information, the Company has attributed the excess of the purchase price over the acquired net tangible assets for CKS of approximately $25 million to goodwill and other intangible assets with useful lives of between three and seven years. The actual goodwill recorded as of the acquisition date was approximately $26 million. The difference between the actual goodwill amount and the amount included in the pro forma balance sheet herein is due to the change in the net assets of CKS between December 31, 1998 and the acquisition date. Based on the results of the independent third party valuation, $2 million of the purchase price was allocated to in-process research and development and is being expensed in the Company's consolidated operating results in the period in which the acquisition occurred. The expense related to purchased in-process research and development has not been reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Operations because the charge will not have a continuing impact.

For the Year Ended December 31, 1998:

     (a) Reflects the increase in goodwill amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology) relating to the acquisition included therein. The assigned lives of the acquired intangible assets range from three to seven years.

     (b) Reflects the adjustment to weighted average shares assuming the issuance of 1,486,146 shares of common stock to stockholders of CKS Limited had occurred on January 1, 1998.


Note 3 - Basic and Diluted Net Loss per Share

Basic and diluted net loss per share are computed using net loss available to common stockholders divided by the weighted average number of shares of the Company's common stock that were outstanding during the period presented and assumes that the issuance of 1,486,146 shares of common stock to stockholders of CKS Limited had occurred on January 1, 1998. As all common stock equivalents are antidilutive, basic and diluted net loss per share are the same for the period presented.

                            AXENT TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                     (amounts in thousands of U.S. dollars)


                                                                    CKS           Pro Forma          Pro Forma
                                                    AXENT         Limited        Adjustments        Consolidated
                                                     (a)            (b)              (c)                (d)
                                                  ---------      ----------      -----------        ------------
ASSETS

Current assets:
  Cash and cash equivalents                       $  80,035      $      496      $       ---        $     80,531
  Marketable securities                              31,774             ---              ---              31,774
  Accounts receivable, net                           28,300           5,473              ---              33,773
  Other current assets                                4,128           1,487              ---               5,615
                                                  ---------      ----------      -----------        ------------
    Total current assets                            144,237           7,456              ---             151,693

Property and equipment, net                           7,482           2,207              ---               9,689
Goodwill and other intangible assets                  2,630           3,838           24,968  2a          31,436
Other assets                                          6,927             ---              ---               6,927
                                                  ---------      ----------      -----------        ------------
    Total assets                                  $ 161,276      $   13,501      $    24,968        $    199,745
                                                  =========      ==========      ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities        $  15,764      $    3,681       $    6,000  2b          25,445
  Deferred revenue                                   11,184           5,833              ---              17,017
                                                  ---------      ----------       ----------        ------------
    Total liabilities                                26,948           9,514            6,000              42,462
                                                  ---------      ----------       ----------        ------------
Stockholders' equity:
   Preferred                                            ---           8,075           (8,075) 2c             ---
  Common stock                                          523           3,056           (3,056) 2c             554
                                                                                          31  2d
  Additional paid-in capital                        161,386             636             (636) 2c         186,310
                                                                                      24,924  2d
  Accumulated deficit                               (27,211)         (7,904)           7,904  2c         (29,211)
                                                                                      (2,000) 2e
  Accumulated comprehensive income and
     other                                             (370)            124             (124) 2c            (370)
                                                  ---------      ----------       ----------        ------------
    Total stockholders' equity                      134,328           3,987           18,968             157,283
                                                  ---------      ----------       ----------        ------------

    Total liabilities and stockholders' equity    $ 161,276      $   13,501       $   24,968        $    199,745
                                                  =========      ==========       ==========        ============

The accompanying notes are an integral part of these financial statements.

(a) Reflects the unaudited consolidated financial position of the Company restated for the ITI acquisition as of December 31, 1998. On January 12, 1999 the Company consummated its merger with ITI in which it acquired 100% of the outstanding stock of ITI. The ITI business combination has been accounted for by the pooling-of-interests method of accounting and, accordingly, the assets, liabilities and stockholders' equity of ITI were combined with the Company's historical accounts at recorded values. This acquisition did not meet the criteria for a significant business combination and as such, pro forma disclosures were not included in the audited consolidated financial position of the Company as of December 31, 1998 as presented in the Company's annual report for 1998 on Form 10K.
(b) Reflects the translated historical British pounds sterling denominated financial position of CKS as of December 31, 1998. The historical balance sheet of CKS has been converted to U.S. dollars at the December 31, 1998 exchange rate.
(c)  See Note 2 to Unaudited Pro Forma Consolidated Balance Sheet.
(d) Reflects the consolidated financial position of the Company, on a pro forma basis, assuming the acquisition of CKS Limited had been consummated on December 31, 1998.

                 See notes to Pro Forma Financial Information.

                            AXENT TECHNOLOGIES, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998


Note 1 - Basis of Presentation

Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet provide a reasonable basis for presenting the significant effects of the acquisition of CKS , that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Balance Sheet.

Note 2 - Pro Forma Adjustments

Reflects the pro forma effects of the acquisition of CKS Limited including: (a) allocation of purchase price among net tangible and intangible assets as discussed below; (b) estimated acquisition related costs; (c) the elimination of the equity accounts of the acquired company; (d) the issuance of a total of 1,550,000 shares of AXENT stock for all the equity interests in CKS valued at $16.10 per share ($24.9 million) based on the approximated weighted average price (based on volume of shares traded) during the period from March 29, 1999 to April 5, 1999; and (e) the write-off of in-process research and development based on an independent third party valuation performed as of the acquisition date.

The Company received an independent third party valuation to determine the allocation of the total purchase price of CKS. For purposes of the Unaudited Pro Forma Consolidated Financial Information, the Company has attributed the excess of the purchase price over the acquired net tangible assets of CKS at December 31, 1998 of approximately $25 million to goodwill and other intangibles with useful lives of between three and seven years. The adjustment was computed as follows (000's):

1,550,000 shares of AXENT common stock at $16.10 per share             $    24,995
Acquisition costs                                                            6,000
                                                                       -----------
Purchase consideration                                                 $    30,955

Write-off of in-process research and development                            (2,000)
CKS net assets at December 31, 1998                                         (3,987)
                                                                       -----------
Purchase price allocated to goodwill                                   $    24,968
                                                                       ===========

The actual goodwill recorded as of the acquisition date was approximately $26 million. The difference between the actual goodwill amount and the amount included in the pro forma balance sheet herein is due to the change in the net assets of CKS between December 31, 1998 and the acquisition date.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 14, 1999         AXENT Technologies, Inc.


                             /s/ Robert B. Edwards, Jr.
                             ---------------------------------------
                             By:    Robert B. Edwards, Jr.
                             Title: Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.   Description of Exhibit
-----------   ----------------------

10.37 (1)     Share Exchange Agreement dated as of March 29, 1999 by and among
              AXENT Technologies, Inc. and the holders of all of the shares of capital stock, issued share capital and warrants of CKS Limited.

10.39 *       Consent of Ernst and Young

________________________________________________________________________________

(1) Previously filed as an exhibit to AXENT's Form 8-K dated March 30, 1999 and filed on April 13, 1999.

*    File herewith.